SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 26, 2006
MANAKOA SERVICES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-27365	88-0440528
(Commission File Number)	(I.R.S. Employer Identification No.)

7203 W. Deschutes Avenue, Suite B, Kennewick, WA 99336
(Address of Principal Executive Offices) (Zip Code)

(509) 736-7000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

    Item 8.01 Other Events.

On September 26, 2006, Manakoa Services Corporation issued a press release to announce Manakoa Security and MachineTalker Inc. have entered into a Joint Marketing Agreement for Anti-Counterfeiting and Supply Chain Applications. The companies intend to integrate Manakoa's DNA forensic security technology with MachineTalker's intelligent wireless mesh sensors to create an advanced security networking platform to validate the source of products from primary packaging through the pallet/cargo level.

On September 27, 2006, Manakoa Services Corporation issued a press release to announce Manakoa Security and Advanced ID Corporation have entered into a Joint Marketing and Technology Integration Agreement On DNA and RFID. The companies will cross-market their technologies to provide a fully integrated product authentication and supply chain integrity system linking Manakoa's DNA forensic authentication of primary packaging labels, papers and inks, with Advanced ID's advanced RFID of packaging and cartons

Section 9 - Financial Statements and Exhibits

    Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

Exhibit No.    Description
99.1	Press Release - Manakoa Security and MachineTalker Inc. Announce Joint Marketing Agreement for Anti-Counterfeiting and Supply Chain Applications.

99.2	Press Release -. Manakoa Security and Advanced ID Corporation Announce a Joint Marketing and Technology Integration Agreement On DNA and RFID.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

MANAKOA SERVICES CORPORATION

Date: 10/5/06	By:	/s/ James C. Katzaroff
James C. Katzaroff
Title: Chief Executive Officer